Exhibit 10.1

Execution Copy

OAKTREE REAL ESTATE INCOME TRUST, INC.

Promissory Note

Issue Date: April 11, 2019

OAKTREE REAL ESTATE INCOME TRUST, INC., a Maryland corporation (the “Borrower”), for value received, hereby promises to pay to Oaktree Fund GP I, L.P., a Delaware limited partnership (the “Lender”), or its registered assigns, the Accreted Value (as defined below) as such principal amount may be increased or decreased from time to time as provided below, on demand and in any event on the earlier of (i) ten business days following the date the Borrower breaks escrow in connection with its registered public offering of shares and (ii) the one-year anniversary of the date of this Promissory Note (the “Maturity Date”). The Maturity Date shall be subject to an option to extend, with the consent of the Lender, in three-month increments.

No cash interest will accrue or be payable on this promissory note (this “Note”), except as and when the Accreted Value is due and payable. “Accreted Value” means, as of any date on or prior to the Maturity Date, an amount equal to the sum of (i) the amount drawn on the Note by the Borrower (pursuant to the terms set forth in the immediately subsequent paragraph), which shall not exceed one hundred and fifty million U.S. dollars ($150,000,000) (the “Initial Principal Amount”) and (ii) the portion of the excess of the principal amount of this Note over the Initial Principal Amount as shall have been accreted through such date, such amount to be so accreted at the rate of LIBOR plus 3.25% per annum compounded quarterly on the 15th day of each March, June, September and December of each year while this Note remains outstanding, commencing on June 15, 2019 and calculated separately with respect to each draw down, from the date of each draw down of Initial Principal Amount through the date of determination computed on the basis of a 360-day year of twelve 30-day months, with such amount rounded to the nearest dollar ($0.50 and up being rounded up and $0.49 and below being rounded down). The Accreted Value of this Note as of any date on or prior to the Maturity Date shall be its Accreted Value calculated as of such date.

Borrower may request drawdowns under this Note periodically and in sizes determined by Borrower with payment to be made to the Borrower or an affiliate designated by Borrower. Requests for drawdowns will be funded at the discretion of the Lender based on, among other factors, details of the purpose of the drawdowns and the property features of investments towards which the proceeds will be used.

Payments of principal shall be made in lawful money of the United States of America to such account as the Lender shall designate from time to time.

This Note may be prepaid at the option of the Borrower in whole or in part, in cash, at any time or from time to time, at a price equal to the amount of the Accreted Value being prepaid as of the date of prepayment. Upon the mutual consent of the Borrower and the Lender, the principal amount of this Note may be increased from time to time by the amount of any additional sums loaned to the Borrower by the Lender in excess of the Initial Principal Amount. The Lender shall record in its books the amounts of principal so prepaid or loaned. Prior to any transfer of this Note, the Lender shall make a notation on Schedule A attached hereto of such prepayments or additional loans, if any.

This Note is a registered Note and is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the Lender or its attorney duly authorized in writing. References in this Note to the “Lender” or to “holder” shall mean the person in whose name this Note is at the time registered on the register kept by the Borrower, and the Borrower may treat such person as the owner of this Note for the purpose of receiving payment and for all other purposes.

The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Note to secure obligations of the Lender.

The books and records of the Lender shall, absent manifest error, be conclusive as to all amounts and determinations payable or made hereunder.

The Borrower and the Lender agree to treat this Note as equity, and not as indebtedness, for United States federal, state and local income tax purposes.

If any payment is scheduled to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day with the same effect as if made on the date otherwise due. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

OAKTREE REAL ESTATE INCOME TRUST, INC.

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Chief Securities Counsel and Secretary

By:	/s/ Manish Desai
Name:	Manish Desai
Title:	President

SCHEDULE A

Date	Prepayment	Additional Loan	Principal Balance	Notation Made By